SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                       ____________________

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                       ____________________

              VALERO REFINING AND MARKETING COMPANY
      (Exact name of registrant as specified in its charter)

             Delaware                           74-1828067
    (State of incorporation or              (I.R.S. Employer
            organization)                  Identification No.)

        530 McCullough Avenue                    78215
        San Antonio, Texas                     (Zip Code)
        (Address of Principal
        Executive Offices)

If this form relates to the regis-       If this form relates to the regis-
tration of a class of debt securities    tration of a class of debt securi-
and is effective upon filing pursuant    ties and is to become effective
to General Instruction A(c)(1) please    simultaneously with the effective-
check the following box.  [    ]         ness of a concurrent registration
                                         statement under the Securities Act
                                         of 1933 pursuant to General
                                         Instruction A(c)(2) please check
                                         the following box.  [    ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                 Name of each exchange on which each
to be so registered                 class is to be registered

Common Stock, par value $0.01       New York Stock Exchange, Inc.
per share

Securities to be registered pursuant to Section 12(g) of the Act:

                               None

Item 1.   Description of Registrant's Securities to be Registered.

          A description of the securities to be registered is contained under the caption "Description of New Valero Capital Stock" in the Prospectus of Valero Refining and Marketing Company (the "Registrant") which forms a part of the Registrant's Registration Statement on Form S-1 as filed with the Securities and Exchange Commission (the "Commission") on May 13, 1997 (Registration No. 333-27013). Such description is incorporated herein by reference.


Item 2.   Exhibits.

          Pursuant to the Instructions as to Exhibits with respect to Form 8-A, since no other securities of the Registrant are registered on the New York Stock Exchange, Inc. (the "Exchange"), the following exhibits (listed according to the corresponding number of such Instructions) are being filed with the Exchange, but are not being filed with the Commission in connection with this Registration Statement on Form 8-A:

      1. The Registrant's Registration Statement on Form S-1 as filed with the Commission on May 13, 1997 (Registration No.
          333-27013).

      4.1 Amended and Restated Certificate of Incorporation of the
          Registrant.

      4.2 Bylaws of the Registrant.

      5.  Common Stock Certificate of the Registrant.


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                            VALERO REFINING AND MARKETING COMPANY



                            By:   /s/ Rand C. Schmidt
                                  Rand C. Schmidt
                                  Corporate Secretary


July 9, 1997